EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT



Name                                                 Percentage of Shares Owned
----                                                 --------------------------
Tri City National Bank                                         100.0%
(National Banking Association)

Tri City Capital Corporation                                   100.0%(1)
(Nevada Corporation)



(1)Owned by Tri City National Bank